                                                                 EXHIBIT 10(u)


                              COOPERATION AGREEMENT
                                     BETWEEN
                        LAZARE KAPLAN INTERNATIONAL INC.
                                       AND
                 NAMGEM DIAMOND MANUFACTURING COMPANY (PTY) LTD
                                       AND
                      NAMDEB DIAMOND CORPORATION (PTY) LTD


THIS AGREEMENT (the "Agreement") is made on this ninth day of January, 2004 by and among Lazare Kaplan International Inc., a company incorporated in Delaware, U.S.A. with its registered address at 19 West 44 Street, New York, New York 10036 (together with such subsidiaries as it may designate, "LKI," provided that in the event of such designation LKI shall remain liable for the performance of its obligations under this Agreement), NamGem Diamond Manufacturing Company
(Pty) Ltd, a company incorporated in Namibia with its registered address at 2359, Industry Street West Erf 20, Okahandja ("NamGem"), and Namdeb Diamond Corporation (Pty) Ltd, a company incorporated in Namibia with its registered address at Namdeb Centre, 10th Floor, Dr. Franz Indongo Street, Windhoek ("Namdeb"), each hereinafter referred to as a "Party" and collectively as the "Parties".

WHEREAS, NamGem is Namibia's flagship venture in the international diamond polishing industry and through its parent company Namdeb is ultimately beneficially owned by Namdeb's shareholders, the Government of the Republic of Namibia (for whom it is a strategic project) and De Beers Centenary AG; and

WHEREAS, NamGem in August 2003 issued to prospective technical partners the "Framework" attached hereto as Annexure A, the principles of which are hereby reaffirmed by the Parties, subject to the specific terms of this Agreement; and

WHEREAS, on the basis of the objective criteria specified in Annexure A and a written LKI Submission of Qualifications dated October 15, 2003, including the proposal attached hereto as Annexure B, LKI was selected to fulfill the role of technical partner by a committee comprised of representatives of Namdeb's shareholders: and

WHEREAS, NamGem and LKI wish to formalize a program of cooperation as envisaged in Annexure A and B, for which the commitments of Namdeb at 9, 10 and 11 below are essential; and

WHEREAS, assurances have been provided of the sufficiency of future rough, diamond supply to NamGem, which forms an essential condition of LKI's entry into this Agreement and the performance of its obligations hereunder;

NOW THEREFORE, the Parties hereby agree as follows.

         1.       [

                             ]

         2.       [








                                                                    ]

         3. LKI shall at its own expense saw (or, in this case of marketables prepare) and deliver into NamGem's custody at
                  [                            ] or such other location as
                  NamGem and LKI may agree all [
                                          ] rough diamonds [



                                                                    ,] and
                  NamGem shall proceed to polish those goods to specifications and timetables notified by LKI's resident representative at NamGem, delivering the resulting polished diamonds into LKI's
                  custody at [                           ] for export and sale
                  by LKI [                            ] through its global
                  marketing networks: provided, that at such time, and for so long as NamGem is in LKI's reasonable professional judgment able efficiently to saw goods at NamGem's premises, sawing shall take place at those premises to specifications notified by LKI's resident representative, with LKI delivering into NamGem's custody, as above, such rough diamonds received pursuant to this Agreement [


                         ] and with NamGem subsequently redelivering for LKI
                  export, as above, both the resulting polished and those goods which, after sawing, [

                                                         ]

         4. The safeguarding of LKI's rough, sawn and polished diamonds, and all costs associated with their handling, cutting, polishing and transport, while in NamGem's custody shall be NamGem's exclusive responsibility, with NamGem at all times maintaining insurance cover on those diamonds [
                      ] and retaining liability to LKI for any diamond loss,
                  destruction or damage not caused by LKI and for which LKI has not been fully reimbursed (including, without limitation, the amount of any deductible on any insurance claim).

         5.       Within [    ] business days following export from Namibia of
                  any polished diamonds or sawn unpolished goods delivered by NamGem pursuant to 3 above,

                  LKI shall pay to NamGem in US dollars to such account(s) as NamGem may designate

                  [






                                                   ]

                  less any amounts owing to LKI pursuant to 4 above, and any taxes, duties or other levies of any kind whatsoever paid or payable by LKI to any governmental authority in Namibia arising from implementation of this Agreement in accordance with its terms [














                          ]

         6.       Except as NamGem and LKI may otherwise agree, LKI shall [
                                 ]

                  (i) Purchase in NamGem's name, deliver, and install, in an area fully and suitably prepared by NamGem, the equipment outlined at page 2 of Annexure B or such other equipment as LKI and NamGem may agree (with NamGem, as owner, assuming operational, maintenance and all other responsibilities for such equipment following its installation in good working order);

                  (ii) Second to NamGem a suitably qualified expatriate resident representative for the duration of this Agreement, and other suitably qualified expatriate technicians for as long as LKI and NamGem agree is necessary, to undertake the training of NamGem's current staff complement and other tasks, [

                                      ] such expatriates remaining engaged by
                           LKI and under the direction of senior staff at its headquarters but operating in close coordination with, and consistent with the supervisory responsibilities of, NamGem management,

                  (iii) Design and implement a suitable training program for a Namibian of superior qualifications and potential selected and employed by NamGem in consultation with LKI, such training being aimed at preparing this individual to become NamGem's General Manager within
                           a period of [             ] from commencement of this
                           Agreement, and including appropriate exposure to LKI's activities and operations abroad;

                  (iv) At NamGem's reasonable request, transfer skills and know-how to selected NamGem employees through their participation in such diamond trading, marketing and other downstream LKI activities as may be relevant to NamGem; [

                                                                 ] and

(v)                        [



                                                                 ]

         7. The activities in 6 above shall be carried out by LKI with due expedition, following their prioritization in order of relative importance through consultation with NamGem, such prioritization to be reflected in an implementation schedule to be presented by LKI for NamGem approval no later than [
                             ]. Written and oral reports on implementation
                  progress shall be presented by LKI to each ordinarily scheduled NamGem Board meeting, and otherwise as reasonably requested by the Board, with NamGem furnishing LKI with such information about its results and operations during the period preceding this Agreement as may be necessary or advisable in benchmarking such progress or otherwise effectively fulfilling the purposes and provisions of this Agreement.

         8. NamGem shall employ its best efforts to obtain all official approvals necessary or advisable for implementation of this Agreement in accordance with its terms, it being understood and agreed by the Parties that any absence of such approvals which hinders fulfillment by LKI of its responsibilities under this Agreement shall relieve LKI from such responsibilities in proportion to such hindrance; provided, that LKI shall promptly upon request by NamGem furnish such information within LKI's possession and capable lawfully of being disclosed by LKI as is necessary for procurement of such approvals.

         9. For the duration of this Agreement, Namdeb shall ensure that NamGem possesses sufficient [
                            ] and Namdeb shall employ its best efforts to ensure
                  that NamGem possesses sufficient skilled management in place, to meet NamGem's obligations and maintain its operation as an efficient going concern [
                                                                        ]

         10. Except as it may otherwise specify, this Agreement shall be terminable by either LKI or NamGem furnishing the other with
                  [             '] written notice at any time from [
                      ] onwards; [



















                                                              .]

         11.      [























                                                                           .]

         12. No Party shall assign its rights or delegate its responsibilities under this Agreement to any other party without the prior written consent of the other Parties.

         13. Formal notices under this Agreement shall be delivered by facsimile transmission and forwarded by mail or hand delivery and shall be addressed as follows:

                  (i)      to LKI:

                                 Lazare Kaplan International Inc.
                                 19 West 44th Street
                                 New York, N.Y. 10036
                                 USA
                                 Fax (212) 857-7660

                  (ii)     To NamGem:

                                 NamGem Diamond Manufacturing Company (Pty) Ltd. Erf 2399, Extension 11
                                 Northern Industria,
                                 Okahandja
                                 Fax (264) 62-503704

                  (iii)    To Namdeb:

                                 Namdeb Centre
                                 10th Floor, Dr. Franz Indongo Street
                                 Windhoek
                                 Fax (264) 61-2043334

                  provided, that any Party may change its address for notice purposes by communicating such change to the other Parties in writing.

         14. Except as may be required by law, each Party shall hold in confidence any business, financial, technical or other information gained from or about any other Party in connection with this Agreement, and shall use such information solely for purposes of Agreement implementation.

         15. Each Party agrees and stipulates that this Agreement is not a joint venture or partnership agreement.

         16. The provisions of 10, 12, 13, 14, 16, 17 and 18 shall survive any termination of this Agreement.

         17. No indulgence granted by a Party shall constitute a waiver of any such Party's rights under this Agreement, or shall any variation of this Agreement's terms be effective unless reduced to writing and signed by the Parties.

         18. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of Namibia, to the jurisdiction of whose courts the Parties hereby consent.

19. NamGem and LKI shall divide equally the costs of their respective legal counsel incurred in connection with the drafting and finalization of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement in counterparts, as of the date first hereinabove written.

         LAZARE KAPLAN INTERNATIONAL INC.


         By:    /s/ Leon Tempelsman
                ----------------------------
         Name:  Leon Tempelsman
         Title: President


                 NAMGEM DIAMOND MANUFACTURING COMPANY (PTY) LTD.


         By:    /s/ Joe Vatanavi Mazeingo
                ----------------------------
         Name:  Joe Vatanavi Mazeingo
         Title: Chairman


         NAMDEB DIAMOND CORPORATION (PTY) LTD.


         By:    /s/ Inge K. Zaamwani
                ----------------------------
         Name:  Inge K. Zaamwani
         Title: Managing Director

Annexure A [       ], Annexure B [       ], Annexure C [       ],